UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:   July 23, 2008

(Date of earliest event reported)

SKY PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Director

On July 23, 2008, Peter Cockcroft submitted his resignation from the board of directors of the Registrant. Mr. Cockcroft resigned to devote more time to other enterprises. Mr. Cockcroft did not resign as the result of any disputes, claims, or issues with the Registrant.

Item 9.01.   Exhibits

99.1	Resignation letter of Peter Cockcroft, dated July 23, 2008.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: July 23, 2008	By: /s/ Michael D. Noonan Michael D. Noonan VP Corporate